CUSIP No. 743674-10-3                13G                Page 8 of 9 pages


                                   EXHIBIT 1
                                      TO
                               AMENDMENT NO. 18
                                      TO
                                 STATEMENT ON
                                 SCHEDULE 13G
                                FILED WITH THE
                      SECURITIES AND EXCHANGE COMMISSION
                                 ON BEHALF OF
                            AMSOUTH BANCORPORATION
                                      AND
                            AMSOUTH BANK OF ALABAMA


             Report for the Calendar Year Ended December 31, 1996


             The securities covered by this Statement are held in a fiduciary capacity by the following subsidiary of AmSouth Bancorporation, which is a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, and classified in Item 3(b) of Schedule 13G:


                            AmSouth Bank of Alabama